Exhibit 99.1

RealPage Announces Preliminary Second Quarter 2020 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--July 16, 2020--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced it expects that GAAP and non-GAAP revenue, GAAP and non-GAAP earnings per share, GAAP net income and Adjusted EBITDA for the second quarter of 2020 will all exceed the high end of RealPage’s previously reported guidance range for the second quarter. The announced results are preliminary and final results will not be available until the company’s financial review is completed. As previously disclosed, RealPage expects to release its earnings report for the second quarter of 2020 on July 30, 2020.

About RealPage, Inc.

RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 18 million units worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results, including its financial outlook for the second quarter ended June 30, 2020. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations. The Company may be required to revise its expected results contained herein upon finalizing its review of quarterly results and completion of the audit review process, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including the recently completed acquisitions of Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act;; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020. and its Quarterly Report on Form 10-Q filed with the SEC on May 8, 2020. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Contacts

Investor Relations
Rhett Butler
972-820-3773
rhett.butler@realpage.com